Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated July 7, 2023, on our audit of the consolidated financial statements of Bancorp 34, Inc., as of and for the years ended December 31, 2022, and 2021, appearing in the Registration Statement on Form S-4, File No. 333-273901.

Denver, Colorado

March 13, 2024